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                                                                   EXHIBIT 99.1

                             ELECTION CERTIFICATE

  Host Marriott Corporation has declared a Special Dividend of . share of
Common Stock or $    per share of Common Stock, payable on January  , 1999 to
shareholders of record on December , 1998. The Special Dividend will be payable in Common Stock or cash, at the option of each stockholder (subject to the Ownership Limit, as described in the Prospectus Supplement and accompanying Prospectus sent with this form). You may make this election on a per-share basis, so that you may receive Common Stock on some of your shares and cash on the rest. If Common Stock is elected, cash will be paid in lieu of a fractional share so that you will receive a whole number of shares of Common Stock.

  Please indicate below whether you elect to receive the Special Dividend in Common Stock, cash or a combination thereof on all shares of Common Stock that you owned on December , 1998. THIS ELECTION IS IRREVOCABLE. IF YOU DO NOT RETURN THIS ELECTION CERTIFICATE OR PROPERLY MAKE YOUR ELECTION BY TELEPHONE OR BY INTERNET, YOU WILL RECEIVE THE SPECIAL DIVIDEND IN COMMON STOCK (SUBJECT TO THE OWNERSHIP LIMIT).

  [_]I elect to receive Common Stock in payment of the Special Dividend on ALL of my Common Stock.

  [_]I elect to receive cash in payment of the Special Dividend on ALL of my
     Common Stock.

  [_]I elect to receive a combination of Common Stock and cash in payment of the Special Dividend on my Common Stock as indicated below:

    .Common Stock, in payment of the Special Dividend on     shares of
    Common Stock

    .Cash, in payment of the Special Dividend on     shares of Common Stock

Dated:      , 1999

                                          _____________________________________
                                          Signature of Investor

                                          _____________________________________
                                          Signature of Co-Owner, if any

                                          Please sign exactly as your name is
                                          printed on this Election
                                          Certificate. For joint owners, each
                                          joint owner must sign. When signing
                                          in a representative capacity, please
                                          give title.

PLEASE COMPLETE, SIGN, DATE AND DELIVER THIS ELECTION CERTIFICATE IN THE ACCOMPANYING ENVELOPE OR MAKE YOUR ELECTION BY TELEPHONE OR BY INTERNET AS INSTRUCTED IN THE ADMISSION TICKET ATTACHED HERETO. NO POSTAGE IS REQUIRED.